EXHIBIT 23.2

Ronald R. Chadwick, P.C.

Certified Public Accountant

2851 South Parker Road

Suite 720

Aurora, Colorado 80014

Phone (303)306-1967

Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use on Form 8-K of my Report of Independent Registered Public Accounting Firm dated January 8, 2010, on the balance sheet of Sunshine Biopharma, Inc. as at September 30, 2009, and the related statements of operations, stockholders’ equity, and cash flows for the period from August 17, 2009 (date of inception) through September 30, 2009.

RONALD R. CHADWICK, P.C.

Aurora, Colorado

January 19, 2010	Ronald R. Chadwick, P.C.

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